                             SECRETARY OF STATE

                              STATE OF NEVADA

                             CORPORATE CHARTER



I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that BLACKSTONE HOLDINGS CORPORATION did on September 1, 1998 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.




                                   IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on September 1, 1998.



                                      /s/

                                        Secretary of State


                              By      /s/

                                        Certification Clerk

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            FILED
      IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
       STATE OF NEVADA
         SEP 01 1998
DEAN HELLER, SECRETARY OF STATE

                          ARTICLES OF INCORPORATION

                                    OF

                       BLACKSTONE HOLDINGS CORPORATION

Know all men by these presents;

That we the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 78.010 To Nevada Revised Statutes 78.090 inclusive, as amended, and certify that;

                                 ARTICLE I

The name of this corporation is Blackstone Holdings Corporation
The name and post office address of the incorporator signing the Articles of Incorporation is: Richard D. Fritzler, 1800 E. Sahara Avenue, Suite 107, Las Vegas, Nevada 89104. The name and address of the initial member of the first Board of Directors is: Richard D. Fritzler 1800 E. Sahara Avenue, Suite 107, Las Vegas, Nevada 89104.

                                ARTICLE II

The Resident Agent of this corporation in Nevada shall be Nevada Corporate Services located at 1800 E. Sahara Avenue, Suite 107, Las Vegas, Clark County, Nevada, 89104. Offices for the transaction of any business of the Corporation, and where meetings of the Board of Directors and of Stockholders may be held, may be established and maintained in any other part of the State of Nevada, or in any other state, territory or possession of the United States of America, or in any foreign country as the Board of Directors may, from time to time determine.

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                                ARTICLE III

The nature of the business and the objects and purpose proposed to be transacted, promoted or carried on by the Corporation is to conduct any lawful activity in accordance with the Laws of the State of Nevada and the United States of America, including but not limited to the following;

     1) Shall have the rights privileges and powers as may be conferred upon a corporation by any existing law.

     2) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

     3) This corporation shall have perpetual existence.

     4) To sue or be sued in any Court of Law.

     5) To make contracts.

     6) To hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by device or bequest in this state, or in any other state, territory or country.

     7) To appoint such officers and agents as the affairs of the Corporation shall require, and to allow them suitable compensation.

     8) To make By-Laws not inconsistent with the Constitution or Laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its Stockholders.

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     9) To wind up and dissolve itself, or be wound up and dissolved, according to existing law.

     10) To adopt or use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the Corporation on any corporate document is not necessary. The Corporation may use a seal or stamp if it desires, but such use or nonuse shall not in any way affect the legality of the document.

     11) To borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specific time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or other security, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

     12) To guarantee, purchase, hold, take, obtain, receive, subscribe for, own, use, dispose of, sell, exchange, lease, lend, assign, mortgage, pledge, or otherwise acquire, transfer or deal in or with bonds or obligations of, or shares, securities or interests in or issued by, any person, government, governmental agency or political subdivision of government, and to exercise all the rights, powers and privileges of ownership of such an interest, including the right to vote, if any.

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     13) To purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or funds.

     14) To conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in this state, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

     15) To do everything necessary and proper for the accomplishment of the objects enumerated in its Articles of Incorporation, or in any amendment thereof or necessary or incidental to the protection and benefit of the Corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the Corporation, whether or not the business is similar in nature to the objects set forth in the Articles of Incorporation, or in any amendment thereof.

     16) To make donations for public welfare or for charitable, scientific or educational purposes.

     17) To enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities.

                                 ARTICLE IV

The capital stock of this corporation shall consist of twenty-five million shares of common stock (25,000,000), with a par value of $0.001 per share, all of which stock shall be entitled to voting power. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

                                 ARTICLE V

The members of the governing board of this corporation shall be styled directors. The Board of Directors shall consist of one (1) person. The number of directors of this corporation may, from time to time, be increased or decreased by an amendment to the By-Laws in that regard and without the necessity of amending the Articles of Incorporation. A majority of the Directors in office, present at any meeting of the Board of Directors, duly called, whether regular or special, shall always constitute a quorum for the transaction of business, unless the By-Laws otherwise provide.

                                ARTICLE VI

This corporation shall have a president, a secretary, a treasurer, and a resident agent, to be chosen by the Board of Directors, any person may hold two or more offices.

                                ARTICLE VII

The capital stock of the Corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and the individual Stockholders of this corporation shall not be individually liable for the debts and liabilities of the Corporation, and the Articles of Incorporation shall never be amended as to the aforesaid provisions.

                                ARTICLE VIII

The Board of Directors is expressly authorized: (subject to the By-Laws, if any, adopted by the Stockholders)

     1) To make, alter or amend the By-Laws of the Corporation.

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     2) To fix the amount in cash or otherwise, to be reserved as working, capital.

     3) To authorize and cause to be executed mortgages and liens upon the property and franchises of the Corporation.

     4) To by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution or resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers on which the Corporation desire to place a seal. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

     5) To sell, lease or exchange all of its property and assets, including its goodwill and its corporate franchises, upon such terms and conditions as the board deems expedient and for the best interests of the Corporation, when and as authorized by the affirmative vote of the Stockholders holding stock in the Corporation entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose.

                                 ARTICLE IX

The Directors of this corporation need not be Stockholders.

                                 ARTICLE X

In the absence of fraud, no contract or other transaction of the Corporation shall be affected by the fact that any of the Directors are in any way interested in, or connected with, any other party to such contract or transaction, or are themselves, parties to such contract or transaction, provided that this interest in any such contract or transaction of any such director shall at any time be fully disclosed or otherwise known to the Board of Directors, and each and every person who may become a director of the Corporation is hereby relieved of any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested.

                                ARTICLE XI

No director or officer of the Corporation shall be personally liable to the Corporation or any of its Stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director o officer of the Corporation for acts or omissions prior to such repeal or modification.

                                ARTICLE XII

Except to the extent limited or denied by Nevada Revised Statutes 78.265 Shareholders shall have no preemptive right to acquire unissued shares, treasury shares or securities convertible into such shares, of this corporation.

1, the undersigned, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the general corporation law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand.

                  /s/
              ______________________________________



State of Nevada  )
                 )ss
Clark County     )


On August 25, 1998 personally appeared before me, the undersigned, a Notary Public, Richard Fritzler, known to me the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.




                       /s/
                    ___________________________________
                               Notary Public

            FILED
      IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
       STATE OF NEVADA
         SEP 01 1998
DEAN HELLER, SECRETARY OF STATE

               CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                         BY RESIDENT AGENT

In the matter of Blackstone Holdings Corporation
I, Nevada Corporate Services, with address at:
1800 East Sahara Avenue, Suite 107, City of Las Vegas, County of Clark, State of Nevada, 89104, hereby accept appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.
FURTHERMORE, that the principal office in this State is located at 1800 East Sahara avenue, Suite 107, County of Las Vegas, County of Clark, State of Nevada, 89104.

IN WITNESS WHEREOF, I have hereunto set my hand August 25, 1998.

              /s/
       ____________________________________
          For Nevada Corporate Services
                RESIDENT AGENT

State Of Nevada  )
                 )SS
County Of Clark  )

On August 25, 1998 personally appeared, before me the undersigned Notary Public, Richard Fritzler, Know to me as the person whose name is subscribed to the foregoing document, and acknowledged to me that he executed the same.

             /s/
        ____________________________________
               Notary Public
     ======================================================================
     NRS 78.090 Except during any period of vacancy described in NRS 78.097, every corporation shall have a resident agent, who may be either a natural person or a corporation, resident or located in this state, in charge of its principal office. The resident agent may be any bank or banking corporation, or other corporation, located and doing business in this state...The certificate of acceptance must be filed at the time of the initial filing of the corporate papers.